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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated June 18, 1999, except for Note 9, which is as of July 8, 1999, relating to the financial statements of PlanetRx.com, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

San Francisco, California
September 21, 1999